EXHIBIT 10.3

Share Transfer Agreement

Party A (transferor): Jade Star Group Holdings Limited

•	Legal Representative: Mr. Hong Qingliang

•	Address: Hangbian Industrial Zone, Longhu Town, Jinjiang City, Fujian Province

Party B (transferee): Liansheng (Jinjiang) New Materials Group Co., Ltd

•	Legal Representative: Mr. Huang Wukuang

•	Address: No. 118, Longshi Road, Longhu Town, Jinjiang City, Fujian Province

Whereas:

1.	Party A is a shareholder of Jinjiang Jianxin Weaving Co., Ltd. (hereinafter referred to as "Jianxin") and holds 100% of equity interests in Jianxin.

2.	Party B intends to acquire the above equity held by Party A.

After amicable negotiations, Party A and Party B reached the following agreement on the share transfer in accordance with the relevant provisions of the Contract Law of the People's Republic of China, the Company Law of the People's Republic of China and other laws and regulations where applicable:

1、 Share transfer

1.	Party A agrees to transfer 100% of the equity interests in Jianxin to Party B.

2.	Party B agrees to transfer the above-mentioned equity interests held by Party A and pay the corresponding share transfer price.

2、 Share transfer price and payment arrangement

1.	Determination of the share transfer price: The parties agreed that the total price of the share transfer is RMB 8,800,000.00.

2.

Payment method: Party B promises, within 90 working days from the date of this agreement coming into effect and Party A transfers 100% of the equity interests it holds in Jianxi to Party B, Party A shall (1) pay the above share transfer price in full to the bank account designated by Party A and to ensure that the funds are in place in time and in full and (2) the letter of guarantee signed by Liansheng (Fujian) Textile Technology Development Co., Ltd shall be provided to Party A.

3.

Affiliates debt settlement plan: After the share transfer process is fully completed, Party B shall ensure that Jianxin follows the following schedule to repay all arrears to Party A's affiliates, and the amount guaranteed by Party B shall not exceed RMB40 million:

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•	First tranche payment: To pay off 30% of the total amount owed within 45 working days after the completion of the share transfer procedures;

•	Medium term payment: To pay off 30% of the total amount owed within 90 working days after the completion of the share transfer procedures; and

•	Final tranche payment: To pay off the remaining 40% within 120 working days after the completion of the share transfer procedures.

3、 Share transfer and business registration amendment

1.	Party A shall, after receiving the share transfer price paid by Party B, assist Party B in going through the share transfer procedures.

2.

After the completion of the share transfer, Party A and Party B shall jointly go to the relevant industrial and commercial department to go through the registration procedures for the change of shareholders.

3.	Party A agrees to transfer the shares to the designated legal entities or individuals in different proportions in accordance with the specific requirements of Party B.

4、 Representations and Warranties

1.	Party A warrants that the equity held by Party A is legal and valid, and there are no restrictive conditions imposed on the equity held, such as pledge, freezing, or seizure.

2.	Party A guarantees that all documents and materials related to this share transfer provided by Party A are true, accurate and complete.

3.

Party B warrants that it has the financial ability to pay the share transfer price and all the arrears of Party A's affiliates, and is willing to perform the relevant obligations in accordance with this agreement.

4.	Party B guarantees that the transfer price and the amount owed cannot be paid with funds obtained through illegal means and illegal acts.

5.	Party B warrants that it has no relationship with any director, management, or major shareholder of Party A's parent company.

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5、 Liability for breach of contract

1.

If Party A violates the provisions of this Agreement, fails to go through the share transfer procedures on time or provides false documents and materials, Party B has the right to require Party A to bear the corresponding liability for breach of contract.

2.

If Party B violates the provisions of this Agreement and fails to pay the share transfer price on time or fails to perform relevant obligations, Party A has the right to require Party B to bear the corresponding liability for breach of contract.

6、 Governing laws and disputes resolution

1.	The implementation, effectiveness, interpretation, execution and dispute resolution of this Agreement shall be governed by the laws of the People's Republic of China.

2.

In the event of any dispute arising out of this Agreement, Party A and Party B shall first settle it through friendly negotiation; If the negotiation fails, either party has the right to file a lawsuit with the People's court with jurisdiction.

7、 Effectiveness and termination of the Agreement

1.

This Agreement can only be carried out after Party A and Party B sign and seal this Agreement and Party A promises that its transfer of equity to Party B has been authorized and approved by the authorities of all parties (including but not limited to the board of directors or shareholders' meeting).

2.	The parties have not breached any of the obligations under Clause 4 (Representations and Warranties).

3.	This Agreement shall come into force only after obtaining the letter of guarantee signed by Liansheng (Fujian) Textile Technology Development Co., Ltd.

4.	This Agreement shall be terminated upon the completion of all obligations agreed hereunder by both parties.

8、 Others

1.	For matters not covered herein, both parties may sign a supplementary agreement separately, which shall have the same legal effect as this Agreement.

2.	This Agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect.

[Signature Page to Follow]

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Party A (signature and seal): Jade Star Group Holdings Limited

By:	/s/ Hong Qingliang
Hong Qingliang

Party B (signature and seal): Liansheng (Jinjiang) New Materials Group Co., Ltd

By:	/s/ Huang Wukuang
Huang Wukuang

Date: December___11___, 2024

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